SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: September 12, 2003

(Date of earliest event reported)

1-10711

(Commission File No.)

Worldwide Restaurant Concepts, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	95-4307254
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

15301 Ventura Blvd., Building B, Suite 300, Sherman Oaks, CA. 91403

(Address of principal executive offices, including zip code)

(818) 662-9800

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS

On September 12, 2003 the Company issued a press release announcing that Robert Holden will resign his position as President and CEO of Pat & Oscar’s effective September 30, 2003.

On September 25, 2003, the Company announced that its Sizzler USA division has signed a five-restaurant development agreement with Multisystems Restaurants, Inc., Sizzler’s existing franchisee in Puerto Rico

On November 10, 2003 the Company issued a press release announcing the conference call to discuss second quarter fiscal year 2004 financial results.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release dated September 12, 2003

99.2	Press Release dated September 25, 2003

99.3	Press Release dated November 10, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: November 18, 2003	Worldwide Restaurant Concepts, Inc.

By: /s/ A. Keith Wall

Name: A. Keith Wall
Title: Vice President and CFO